Exhibit (a)(v)

WILLIAM BLAIR FUNDS

WRITTEN INSTRUMENT AMENDING THE

DECLARATION OF TRUST

AUGUST 16, 2010

The undersigned, being a majority of the Trustees of the William Blair Funds (the “Trust”), a Delaware statutory trust organized pursuant to a Declaration of Trust dated September 3, 1999, do hereby amend Section 6.2(a) of the Declaration of Trust to change the name of the William Blair Value Discovery Fund to the William Blair Small Cap Value Fund.

This instrument shall constitute an amendment to the Declaration of Trust in accordance with Section 9.3 thereof and shall be effective as of the date written above.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have signed these presents.

/s/ Ann P. McDermott	/s/ Michelle R. Seitz
Ann P. McDermott	Michelle R. Seitz

/s/ Phillip O. Peterson	/s/ Thomas J. Skelly
Phillip O. Peterson	Thomas J. Skelly

/s/ Donald J. Reaves	/s/ Richard W. Smirl
Donald J. Reaves	Richard W. Smirl

/s/ Donald L. Seeley	/s/ Robert E. Wood II
Donald L. Seeley	Robert E. Wood II